EXCELSIOR INCOME SHARES INC DFAN 14A
Filing Date: 04/04/01

                           SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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[   ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12
                           EXCELSIOR INCOME SHARES, INC.
------------------------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)
                             Ralph W. Bradshaw
------------------------------------------------------------------------

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                           Ralph W. Bradshaw
         One West Pack Square, Suite 750, Asheville, NC  28801
               828-255-4833  Fax: 828-210-8183

April 4, 2001

Dear Fellow Stockholders of Excelsior Income Shares, Inc.:

I am appalled with actions taken by the Officers and Directors of our Fund in recent days and I want you to be aware of the clear choice you have in this election. You probably have been hounded by callers and bombarded by mail from our Fund seeking your vote. These calls and mailings make baseless accusations against me and hint at some dark, but unnamed, purpose behind my proxy. You may even have been told to throw away my Green Ballot. Let me assure you again that my motivation for this proxy contest is simple and straightforward - to maximize the value of our investment in the Fund.

At the same time, the Board of Directors and Officers of our Fund have made some substantial changes. You judge whether or not they have put your interests above their own.

LOOK AT THE FACTS

Instead of vague, unsubstantiated accusations designed to scare shareholders and protect the status quo, let's look at some real facts involving real Fund dollars.

The Board and Officers of the Fund are spending untold thousands of shareholder dollars in an attempt to protect their positions. While the Fund's proxy discloses solicitation expenses of $25,000, who pays the additional thousands for this attempted entrenchment?

In terminating his agreement with the Fund as of April 2, 2001, Townsend Brown has accelerated the payment of his "employment contract". If my math is correct, he will receive compensation from the Fund approaching $200,000 this year. This obviously benefits Mr. Brown, but what is the benefit to the Fund's shareholders from this expenditure?

With the departure of Mr. Brown as President, the Board has selected another of its long-time members to, "serve as President of the Fund on an at will basis". He will be compensated at, "a fee of $1,000 per week in connection with his services as President". Having paid Mr. Brown's compensation in advance, this represents an additional $52,000 cost per year to the Fund. Are shareholders being well served with this arrangement?


WHAT'S WRONG WITH THIS PICTURE?

It is little wonder that the current Board and Officers want to simply dismiss out-of-hand this attempt at positive change for the benefit of shareholders. Why change an arrangement that maintains a comfortable status quo when you can just spend shareholder money to try to stop it?

The Fund's Board and Officers accepted a fiduciary duty to protect the Interest of shareholders. In my opinion, these recent actions call into question their fitness to serve this Fund.

YOU HAVE A CHOICE

I am paying for my proxy solicitation solely out of my own pocket so that you can have a choice. My candidates for Director are committed to exploring and implementing measures to increase the return from your shares. We welcome input from our shareholders and hope that you will support our efforts.

To enable us to vote your shares on these issues, PLEASE MARK, SIGN, and DATE AND RETURN THE ENCLOSED [GREEN] PROXY CARD IN THE POSTAGE PAID ENVELOPE THAT HAS BEEN PROVIDED. You may vote on all proposals contained in the Fund's [WHITE] proxy card by using the enclosed [GREEN] proxy card. Instructions for executing the [GREEN] proxy card follow below.

If you have already returned the [WHITE] proxy card sent to you by the Fund, you may revoke that proxy and vote for our nominees and proposals by marking, signing, dating and mailing a later dated [GREEN] proxy card.

AFTER SUBMITTING A [GREEN] PROXY CARD, PLEASE DO NOT RETURN A [WHITE] PROXY CARD(EVEN IF YOU ARE VOTING AGAINST THE NOMINEES NAMED IN THE FUND'S PROXY STATEMENT). DOING SO WILL REVOKE YOUR [GREEN] PROXY CARD.

Thank you for taking an active role in improving your investment in the Fund.

If you have any questions, please call me at (828) 255-4833.

Sincerely yours,



Ralph W. Bradshaw